INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Adviser") and AETNA VARIABLE FUND, a Massachusetts business trust (the "Fund") as of the date set forth below.

                               W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Fund on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:

I.       APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund hereby appoints the Adviser to serve as the investment adviser to the Fund, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund and has no authority to act for or represent the Fund in any way.

II.      DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

                  1.  supervise all aspects of the operations of the Fund;

                  2. select the securities to be purchased, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Board;

                  3. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
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                  4.  obtain and evaluate pertinent information about
                      significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;

                  5. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

                  6. obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Fund's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

                  7. prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Adviser from time to time, deems necessary or as are requested by the Board; and

                  8. take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.


III.     REPRESENTATIONS AND WARRANTIES

         A.       Representations and Warranties of the Adviser

         Adviser hereby represents and warrants to the Fund as follows:

                  1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

                  3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

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         B.       Representations and Warranties of the Fund

         The Fund hereby represents and warrants to the Adviser as follows:

                  1. Due Incorporation and Organization. The Fund has been duly formed as a business trust under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

                  2. Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered for offer and sale to the public under the Securities Act of 1933, as amended
                      (the "1933 Act") and all applicable state securities laws. Such registrations will be kept in effect during the term of this Agreement.

         IV.      DELEGATION OF RESPONSIBILITIES

         A.       Appointment of Subadviser

         Subject to the approval of the Board and the shareholders of the Fund, the Adviser may enter into a Subadvisory Agreement to engage a subadviser (the "Subadviser") to the Adviser with respect to the Fund.

         B.       Duties of Subadviser

         Under a Subadvisory Agreement, the Subadviser may be delegated some or all of the following duties of the Adviser:

                  1. select the securities to be purchased, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Board;

                  2. formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Board;

                  3. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;

                  4. provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;


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

                  5. give instructions to the custodian and/or sub-custodian of the Fund appointed by the Board, as to deliveries of securities, transfers of currencies and payments of cash for the Fund as required to carry out the investment activities of the Fund, in relation to the matters contemplated by this Agreement; and

                  6. provide such financial support, administrative services and other duties as the Adviser deems necessary and appropriate.

         C.       Duties of the Adviser

         In the event the Adviser delegates certain responsibilities hereunder to a Subadviser, the Adviser shall, among other things:

                  1. monitor the investment program maintained by the Subadviser for the Fund and the Subadviser's compliance program to ensure that the Fund's assets are invested in compliance with the Subadvisory Agreement and the Fund's investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Fund, as filed with the Commission under the 1933 Act, as amended, and the 1940 Act ("Registration Statement");

                  2. review all data and financial reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

                  3. establish and maintain regular communications with the Subadviser to share information it obtains with the Subadviser concerning the effect of developments and data on the investment program maintained by the Subadviser; and

                  4. oversee all matters relating to the offer and sale of the Fund's shares, the Fund's corporate governance, reports to the Board, contracts with all third parties on behalf of the Fund for services to the Fund, reports to regulatory authorities and compliance with all applicable rules and regulations affecting the Fund's operations.

V.       BROKER-DEALER RELATIONSHIPS

         A.       Portfolio Trades

         The Adviser, at its own expense, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.

         B.       Selection of Broker-Dealers

         In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser may also select brokers or dealers to effect transactions for the Fund who provide payment for expenses of the Fund. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services or expenses, a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer and is paid in compliance with Section 28(e) or other rules and regulations of the Commission. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


VI.      CONTROL BY THE BOARD OF TRUSTEES

Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board.


VII.     COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

                  1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereafter;

                  2. all policies and procedures of the Fund as adopted by the Board and as described in the Registration Statement;

                  3. the provisions of the Fund's Declaration of Trust, as amended;

                  4.  the provisions of the Bylaws of the Fund, as amended;
                      and

                  5.  any other applicable provisions of state and federal law.

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VIII.    COMPENSATION

For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund shall pay to the Adviser an annual fee, payable monthly, equal to .50% of the average daily net assets of the Fund. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of .50% of the daily net assets of the Fund.

  If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of
Section X hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible. For so long as a Subadvisory Agreement is in effect, the Fund acknowledges that the Adviser will pay to the Subadviser, as compensation for acting as Subadviser to the Fund, the fees specified in the Subadvisory Agreement.


IX.      EXPENSES

The expenses in connection with the management of the Fund shall be allocated between the Fund and the Adviser as follows:

         A.       Expenses of the Adviser

         The Adviser shall pay:

                  1. the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Fund, including without limitation, office space, office equipment, telephone and postage costs;

                  2. all fees and expenses of all Trustees, officers and employees, if any, of the Fund who are employees of the Adviser or an affiliated entity, including any salaries and employment benefits payable to those persons;

         B.       Expenses of the Fund

         The Fund shall pay:

                  1.  investment advisory fees pursuant to this Agreement;

                  2. brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the Fund's investment portfolio or other investment transactions incurred in managing the Fund's assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

                  3. fees and expenses of the Fund's independent accountants and legal counsel and the independent Trustees' legal counsel;

                  4. fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent of the Fund;

                  5.   interest and taxes;

                  6. fees and expenses of any membership in the Investment Company Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;

                  7. insurance premiums on property or personnel (including officers and Trustees) of the Fund which benefit the Fund;

                  8. all fees and expenses of the Fund's Trustees, who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser;

                  9. expenses of preparing, printing and distributing proxies, proxy statements, prospectuses and reports to shareholders of the Fund, except for those expenses paid by third parties in connection with the distribution of Fund shares and all costs and expenses of shareholders' meetings;

                  10. all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of the Fund or in cash;

                  11. costs and expenses of promoting the sale of shares in the Fund, including preparing prospectuses and reports to shareholders of the Fund, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Fund shares;

                  12. fees payable by the Fund to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Fund in any state or territory of the United States or in the District of Columbia;

                  13. all costs attributable to investor services, administering shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and

                  14. any other ordinary, routine expenses incurred in the management of the Fund's assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Fund and any indemnification by the Fund of its officers, Trustees or agents.

X.       EXPENSE LIMITATION

If, for any fiscal year, the total of all ordinary business expenses payable by the Fund, including all investment advisory fees but excluding brokerage commissions, distribution fees, taxes, interest and extraordinary expenses and certain other excludable expenses, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are offered for sale (unless a waiver is obtained), the Adviser shall reduce its advisory fee to the extent necessary to meet such expense limit, but the Adviser will not be required to reimburse the Fund for any ordinary business expenses which exceed the amount of its advisory fee for such fiscal year. The amount of any such reduction is to be borne by the Adviser and shall be deducted from the monthly advisory fee otherwise payable to the Adviser during such fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

XI.      ADDITIONAL SERVICES

Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Fund that are not required by this Agreement. Such services will be performed on behalf of the Fund and the Adviser may receive from the Fund such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the best interests of the Fund and its shareholders. Payment or assumption by the Adviser of any Fund expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Fund nor obligate the Adviser to pay or assume any similar Fund expense on any subsequent occasions. Such services may include, but are not limited to, (a) the services of a principal financial officer of the Fund (including applicable office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Fund and the services (including applicable office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer; (b) the services of staff to respond to shareholder inquiries concerning the status of their accounts, providing assistance to shareholders in exchanges among the investment companies managed or advised by the Adviser, changing account designations or changing addresses, assisting in the purchase or redemption of shares; or otherwise providing services to shareholders of the Fund; and (c) such other administrative services as may be furnished from time to time by the Adviser to the Fund at the request of the Board.

XII.     NONEXCLUSIVITY

The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or trustees of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.


XIII.    TERM

This Agreement shall become effective at the close of business on July 31, 1996, and shall remain in force and effect through December 31, 1997, unless earlier terminated under the provisions of Article XV.


XIV.     RENEWAL

Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

                  1.   a.   by the Fund's trustees, or

                       b. by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

                  2. by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a trustee of the Fund), by votes cast in person at a meeting specifically called for such purpose.

XV.      TERMINATION

This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Trustees or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment", as that term is defined in Section 2(a)(4) of the 1940 Act.

XVI.     LIABILITY

         A.       Liability of the Adviser

         The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, Trustees or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.

         B.       Liability of the Fund, the Shareholders and the Trustees

         A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund. No provision of this Agreement shall be construed to protect any trustee or officer of the Fund or director or officer of the Adviser, from liability in violation of Section 17(h) and (i) of the 1940 Act.

XVII.    NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         if to the Fund or the Adviser:

         151 Farmington Avenue, RE4C
         Hartford, Connecticut  06156
         Fax number: 860/273-8340
         Attention:  Secretary

XVIII.   QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the

1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

XIX.     SERVICE MARK

The service mark of the Fund and the name "Aetna" have been adopted by the Fund with the permission of Aetna Life and Casualty Company and their continued use is subject to the right of Aetna Life and Casualty Company to withdraw this permission in the event the Adviser or another subsidiary or affiliated corporation of Aetna Life and Casualty Company should not be the investment adviser of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 1st day of August, 1996.



                                        AETNA LIFE INSURANCE AND
                                         ANNUITY COMPANY


                                        By:     /s/ Shaun P. Mathews
                                                ---------------------
                                        Name:   Shaun P. Mathews
                                                ---------------------
                                        Title:  Vice President
                                                ---------------------


Attest:


/s/   DeAnn S. Anastasio
      -----------------------------
      DeAnn S. Anastasio
      Assistant Corporate Secretary


                                        AETNA VARIABLE FUND


                                        By:     /s/ Shaun P. Mathews
                                                ---------------------
                                        Name:   Shaun P. Mathews
                                                ---------------------
                                        Title:  President
                                                ---------------------

Attest:


/s/   Susan E. Bryant
      -----------------------------
      Susan E. Bryant
      Secretary


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